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                                                                   EXHIBIT 23.10


                                   CONSENT OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



     We hereby consent to the use of our opinion letter dated November 6, 1997 to the Board of Directors of Quality Food Centers, Inc. included as Appendix E to the Joint Proxy and Consent Solicitation Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to (i) the proposed merger of Q-Acquisition Corp., a wholly-owned subsidiary of Fred Meyer, Inc., with and into Quality Food Centers, Inc. and (ii) the proposed merger of FFL Acquisition Corp., a wholly-owned subsidiary of Fred Meyer, Inc., with and into Food 4 Less Holdings, Inc., and to the references to such opinion in such Joint Proxy and Consent Solicitation Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                              INCORPORATED



                                           By: FRANK A. RUPERTO
                                              ----------------------------------
                                                   Vice President

January 21, 1998